UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	May 31, 2005

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10013	87-0429944

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

One Jenner, Suite 100 Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(949) 743-2000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

             The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

             On May 31, 2005, VitalStream Holdings, Inc. (the "Company") announced that Jack Waterman has accepted an offer to become Chief Executive Officer of the Company beginning on June 1, 2005. The Company has also agreed to expand the board of directors to seven persons and to appoint Mr. Waterman to the Board of Directors.

             Mr. Waterman, age 46, has over 22 years of experience as an executive in the entertainment industry and most recently was an independent business consultant since January 2005, after having served for over a decade until 2004 as President of Worldwide Pay TV, the subsidiary of Paramount Pictures Corporation that operates its Pay TV, international channels, and airline and hotel sales businesses. Mr. Waterman also was the head of worldwide business affairs for the Home Entertainment Division of Paramount Pictures Corporation, and since its formation in 2002, served as the Paramount representative on the governing board of Movielink, LLC, the online movie rental service formed as a joint venture among Metro-Goldwyn-Mayer, Paramount Pictures, Sony Pictures Entertainment, Universal and Warner Bros.

             Under the letter agreement with Mr. Waterman, the Company agreed, among other things, to pay Mr. Waterman an annual salary of $325,000 per year, permit him to be eligible for discretionary bonuses and grant him an option to purchase 4,750,000 shares of Common Stock at an exercise price of $0.56 per share. The option has a 10-year term and vests immediately with respect to 1/8 of the subject shares, on June 1, 2006 with respect to an additional 1/8 of the subject shares and thereafter at the rate of 1/16 per quarter over the next three years (with 1/2 of unvested options vesting in connection with certain change of control events).

Item 7.01 Regulation FD Disclosure.

             On May 31, 2005, the Company issued a press release, entitled "VitalStream Appoints Former Paramount Executive Jack Waterman as CEO." A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

             The information in Item 7.01 of this Form 8-K (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Letter agreement between the Company and Jack Waterman.

99.1	Press Release issued by the Company dated May 31, 2005 (entitled "VitalStream Appoints Former Paramount Executive Jack Waterman as CEO")

SIGNATURES

               Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2005	VitalStream Holdings, Inc.

	By:	/s/ Philip N. Kaplan

Philip N. Kaplan President